Exhibit 4

JOINT FILING AGREEMENT

The undersigned parties each agree that this Amendment No. 2 to the Statement on Schedule 13D filed herewith relating to the ordinary shares, no par value, of Kenon Holdings Ltd., is being filed on behalf of each of such persons pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

XT INVESTMENTS LTD.

By:	/s/ Jhonathan Dinur
	Name:	Jhonathan Dinur
	Title:	Chief Investments Officer

XT HOLDINGS LTD.

By:	/s/ Jhonathan Dinur
	Name:	Jhonathan Dinur
	Title:	Chief Investments Officer

Dated: August 22, 2017